UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT

                                      under
                           THE SECURITIES ACT OF 1933


                             CONSOLE MARKETING INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Nevada                      7372                 98-0363767
----------------------------------  --------------------  ----------------------
  (State or other jurisdiction of   (primary standard       (I.R.S. Employer
   incorporation or organization)    industrial code)     Identification Number)


          Suite 202, 1166 Alberni Street
            Vancouver, British Columbia                  (604) 681-1064
                 Canada V6E 3Z3
     ----------------------------------------    -------------------------------
     (Address of principal executive offices)    (Registrant's telephone number)


                               AGENT FOR SERVICE:
                      -------------------------------------
                           Michael Jackson, President
                             Console Marketing Inc.
                         Suite 202, 1166 Alberni Street
                       Vancouver, British Columbia V6E 3Z3
                                 (604) 681-1064


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

-------------------------------------------------------------------------------------------------------------

                                       CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                   Dollar                    Proposed         Proposed
   Title of each class of          Amount       Shares        maximum          maximum          Amount of
     securities to be               to be       to be     offering price      aggregate     Registration fee
        registered               registered   registered     per unit      offering price
--------------------------------------------  ----------  ---------------  ---------------  -----------------
Class A Common Stock             $   106,250   4,250,000  $          .025  $       106,250  $            8.59
=============================================================================================================

-------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date the Commission, acting pursuant to Section 8(a), may determine.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them nor accept your offer to buy them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared effective by the Commission. This prospectus is not an offer to sell these securities nor our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

PROSPECTUS                                                          May 30, 2003



                             CONSOLE MARKETING INC.

                         Suite 202, 1166 Alberni Street
                   Vancouver, British Columbia V6E 3Z3 CANADA
                                 (604) 681-1064


                        4,250,000 Shares of Common Stock


This is the initial public offering of common stock of Console Marketing Inc. and no public market currently exists for shares of Console Marketing Inc.'s common stock. The initial public offering price is $0.025 per share of common stock, which was arbitrarily determined. The offering is on a best efforts basis and the minimum number of shares that must be subscribed for shall be 2,125,000. Funds will be held in trust pending the sale of the minimum number of shares. The latest date on which this offering will close will be 90 days after the date of this prospectus has been declared effective unless extended for a further 90 days at the discretion of the Company.

The Company is issuing 4,250,000 Common Stock Shares having a par value of $0.001 which shares do not permit cumulative voting for the election of Directors and for which shareholders do not have any pre-emptive rights to purchase shares of the issuers common stock.

          -----------------------------------------------------------
                                                 PER SHARE    TOTAL
          -------------------------------------  ----------  --------
          Offering Price                         $    0.025  $106,250
          -------------------------------------  ----------  --------
          Less Estimated Offering Expenses       $    0.004  $ 17,000
          -------------------------------------  ----------  --------
          Net Proceeds to Console Marketing Inc  $    0.021  $ 89,250
          -----------------------------------------------------------

                                   ----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of the disclosures in the prospectus. Any representation to the contrary is a criminal offence.

The Company has appointed Mr. Michael Jackson as the managing underwriter. Mr. Jackson will receive 5% of the funds he raises form the sale of shares.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                                TABLE OF CONTENTS


PART I-PROSPECTUS

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS  . . . . . . . . . . . . . . 4

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . . . . . 4

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS . . . . . . . . . 5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . 6

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . 6

INTEREST OF NAMED EXPERTS AND COUNSEL. . . . . . . . . . . . . . . . . . . . . 7

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

     LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

DESCRIPTION OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION. . . . . . . . . . .14

DESCRIPTION OF PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . .15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS . . . . . . . . . . . . . . . .16

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS . . . . . . . . . . .16

EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

     FINANCIAL DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . .16

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS. . . . . . . . . . . . . . . . . . .17

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION. . . . . . . . . . . . . . . . . .17

RECENT SALES OF UNREGISTERED SECURITIES. . . . . . . . . . . . . . . . . . . .17

EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18


                                     page i

                      SUMMARY INFORMATION AND RISK FACTORS
                               PROSPECTUS SUMMARY


CONSOLE  MARKETING  INC.

Console Marketing Inc. ("Console Marketing" or the "Company") is a corporation formed under the laws of the State of Nevada, on November 19th, 2001, with principal executive offices located in Vancouver, British Columbia, Canada. The Company is extra-territorially registered in Canada in order to also conduct business in Canada.

The primary objective of the business is to market and sell licenses and to provide Internet services for a proprietary software program known as the "TargetBar Console" (the "Console") that allows companies to extend and maintain their website presence on a users' desktop even while the user is involved in other activities. In order to retain customers, the Console, which is branded with the company's name, color scheme and logo, continually displays customized information of interest to the user such as corporate information, streaming news, sports information, stock quotes and/or oriented content which occupies a minimal area of a dedicated screen. While delivering this content, the Console also has the capacity to display advertising material targeted directly to the user.

The TargetBar Console software was developed by Michael Jackson, John Buddo and Cecil Morris. Mr. Jackson is the President of the Company.


NAME, ADDRESS, AND TELEPHONE NUMBER OF REGISTRANT

                             Console Marketing Inc.
                         Suite 202, 1166 Alberni Street
                   Vancouver, British Columbia V6E 3Z3 CANADA
                               Tel: (604) 681-1064
                               Fax: (604) 648-2091


THE OFFERING

Price per share Offered                                                                       $0.025

Common Stock Offered by Console Marketing                                           4,250,000 shares

Common Stock Outstanding Prior to Offering                                          4,300,000 shares

Common Stock Outstanding After Offering assuming 50% of offering sold               6,425,000 shares

Common Stock Outstanding After Offering assuming 100% of the offering is sold       8,550,000 shares

(The Company will withdraw the offering if less than 50% of the offering is subscribed for by the closing date.)

Console Marketing expects to use the net proceeds for organizational purposes and to commence a marketing campaign to sell Console Licenses, products and services to specific markets, initially in North America.


                                Part I - page 1

                                  RISK FACTORS

Console Marketing has incurred losses since its' inception in November 19th, 2001 and expects losses to continue for the foreseeable future

Console Marketing is in the extreme early stages of development and could fail before implementing its' business plan. It is a "start up" venture that will incur net losses for the foreseeable future. Console Marketing has only recently acquired its principal asset and will incur additional expenses before becoming profitable, if it ever becomes profitable. It is a relatively young company that has no history of earnings or profit. There is no assurance that it will operate profitably or provide a return on investment in the future.

The Company's auditors have expressed 'substantial doubt about the Company's ability to continue as a going concern'.

FAILURE OF THE COMPANY'S BUSINESS PLAN

If the TargetBar Console business plan does not succeed economically, Console Marketing would be considered a "blank check company", which could limit an investor's ability to sell their stock, thereby decreasing the value of the stock. A "blank check company" is subject to Rule 419 of the Securities Act. Pursuant to Rule 419, all funds raised by and securities issued in connection with a public offering by a blank check company must be held in escrow, and these securities may not be transferred. Many States have also enacted statutes, rules and regulations limiting the sale of securities of blank check companies within their respective jurisdictions. As a result, Console Marketing would have great difficulty raising additional capital. In addition, there would be a limited public market, if any, for resale of the shares of Console Marketing's common stock issued in this offering.

Console Marketing may need additional financing which may not be available, or which may dilute the ownership interest of Investors

Console Marketing's ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Console Marketing has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Console Marketing. If not available, Console Marketing's operations would be severely limited, and it would be unable to implement its business plan. If funds are raised in the future, this will result in dilution to the subscribers of this offering. There are further risks that if the Company raises the minimum funding, it may still fail to achieve its business objectives and may cease operations.

Michael Jackson will continue to be the dominant shareholder, which may be detrimental to the other shareholders.

A situation may arise in a business combination transaction, which could result in consideration being paid to Mr. Jackson and/or the Company, and the shareholders would simply continue to own shares in the resulting business.

If Console Marketing is unable to succeed with its business plan the SEC could subject Console Marketing to an enforcement inquiry as well as action for damages from the shareholders under Federal Security Laws, which would cripple Console Marketing Inc. and render shareholders' investments worthless.

Console Marketing intends to implement its' marketing program to License the TargetBar Console that allows companies to extend and maintain their website presence on a users' desktop even while the user is involved in other activities. The Company may find that it cannot raise sufficient capital to carry out its' business plan. Management believes that 80% of all businesses fail within their first five years.


                                Part I - page 2

FEDERAL LAW REQUIRES SMALL START UP ISSUERS TO DISCLOSE THEIR BUSINESS PLANS, AMONG OTHER THINGS, SO THAT INVESTORS CAN MAKE INFORMED INVESTMENT DECISIONS BASED ON ALL MATERIAL INFORMATION.

Investors may face significant restrictions on the resale of Console Marketing Inc. stock as no market may develop for the Company's securities due to federal penny stock regulation

Depending on the market conditions and the success of the Company in achieving its' business plan, there may be no market for the Securities being offered, in which event the securities may have little value and may not be saleable. Investors may lose their entire investment if a market fails to develop.

The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." These rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Console Marketing Inc.'s securities may constitute "penny stock" within the meaning of the rules; the rules would apply to Console Marketing and its' securities. The rules may further affect the ability of owners of Console Marketing Inc.'s shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller might make. The stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

SHAREHOLDERS SHOULD BE AWARE THAT THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

These patterns include:

     - Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
     - Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     - "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     - Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
     - The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

PURCHASERS MUST RELY ON MR. JACKSON'S ABILITIES FOR ALL DECISIONS, AS HE WILL CONTROL THE MAJORITY OF THE STOCK AFTER THE OFFERING.

Mr. Jackson is serving as Console Marketing's President and director. Console Marketing will be heavily dependent upon Mr. Jackson's entrepreneurial skills and experience to implement its' business plan and may, from time to time, find that his inability to devote full time attention to its' affairs will result in delay(s) in progress towards the implementation of its' business plan. The Company has entered into an agreement with Mr. Jackson to operate the Company on a day-to-day basis. The contract is for 1 year and automatically renews annually unless cancelled. Mr. Jackson will be entitled to a consideration of $6,000 per annum, which he has agreed to defer until such time as the Company is generating revenue.


                                Part I - page 3

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Description of Business", and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause Console Marketing's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under "Risk Factors" and elsewhere in this prospectus. Although Console Marketing believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements.


                                 USE OF PROCEEDS

The net proceeds to Console Marketing, from the sale of the 4,250,000 shares of common stock offered by Console Marketing Inc. hereunder at an assumed initial public offering price of $.025 per share are estimated to be $89,250, after deducting projected offering expenses of $17,000, which are currently unpaid and will be paid out of proceeds of the offering. Console Marketing expects to use the net proceeds listed in order of priority as follows:

     =====================================================================
                                    ASSUMING SALE OF    ASSUMING SALE OF
                                   50% OF STOCK BEING  100% OF STOCK BEING
                                        OFFERED              OFFERED
     =====================================================================

     Office Equipment and set-up               10,000               30,000
     Organizational Purposes                    1,000                1,000
     Advertising Campaign                      12,000               12,000
     Website Maintenance Fee                    2,000                2,000
     Hire Salesperson(s) & salary               4,000               16,000
     General Working Capital                    7,125               17,250
                                   ---------------------------------------
     TOTAL:                                    36,125               89,250

     =====================================================================

The Company has opened an account with Sterling Savings Bank in Blaine, Washington State, USA. However, all subscription deposits will be held by the Company's lawyers.

Console Marketing is not currently a party to any contract, letters of intent, commitments or agreements other than the Acquisition Agreement and the Management Agreement attached as Exhibits, and is not currently engaged in active negotiations with respect to any other acquisition.


                         DETERMINATION OF OFFERING PRICE

Console Marketing arbitrarily determined the price of the Units in this Offering. Accordingly, Console Marketing's management will have significant flexibility in applying the net proceeds of the offering.

The offering price is not an indication of and is not based upon the actual value of Console Marketing. It bears no relationship to the book value, assets or earnings of Console Marketing or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities as the value of the shares could drop significantly below the offering price.


                                Part I - page 4

                                    DILUTION

As there is no established public market for the common equity being registered, the price established for the shares were arbitrarily determined by management based on their opinion of what the market would bear in subscribing for shares. As there is currently no revenue generated by the Company, Management does not believe that the share value is in excess of $0.025 per share being the offering price. Management believes that dilution to the original shareholders is fair and equitable based on the Company's need for funding. The shares issued to the original shareholders were common shares priced at a deemed value of $0.001 per share.


                              PLAN OF DISTRIBUTION

Console Marketing will offer and sell its common stock through its officer and director, Michael Jackson pursuant to and in compliance with Rule 3a4-1 of the Exchange Act. There are currently no plans at present to conduct any general solicitation in conjunction with this offering (other than the filing of this registration statement). All sales will be made in compliance with the securities laws of local jurisdictions. Mr. Jackson also intends to offer Console Marketing's stock to potential buyers who qualify under the relevant exemptions provided under British Columbia Securities Act, primarily section 128.

Shares will be offered for 90 days after the Prospectus has been declared effective by the SEC. Console Marketing may at their discretion extend the closing for a further 90 days.


                                LEGAL PROCEEDINGS

Console Marketing is not a party to any pending legal proceeding or litigation and none of its' property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Console Marketing or its' property contemplated by any governmental authority.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of each director and executive officer of Console Marketing:

               --------------------------------------------------------
                    NAME             AGE                 POSITION
               --------------------------------------------------------
               Michael Jackson        62            President, Director
               --------------------------------------------------------

On November 19th 2001, Mr. Jackson was elected as an officer and director of Console Marketing. He will serve until the first annual meeting of Console Marketing Inc.'s shareholders and until his successors are elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement. Mr. Jackson plans to devote approximately 20% of his available time to the business of the company until it is no longer a development company, at which time he will spend more than 50% of his time on Company business.

Mr. Jackson has been a real estate land developer and investment banker since 1978. Mr. Jackson is currently president of Hillcon Developments Ltd., a position he has held since 1995. Mr. Jackson's duties with Hillcon Developments include locating properties, preparing pro forma statements, raising capital, marketing, and dealing with Canadian governmental agencies, architects, and engineers. In his capacity as president for Hillcon Developments, he has been responsible for raising $50 million for 22 projects with a market value in excess of $150 million. He also acts as corporate counsel for Hillcon, and prepares all legal documents and negotiates all contracts. From July 1999 to September 2001, Mr. Jackson was the


                                Part I - page 5
chief executive officer and director of Poker.com Inc., a company that trades on the OTC.B.B under the symbol "PKER". Mr. Jackson has served as president of Ryerson Corporation A.V.V., a position he has held since January 2000. Ryerson is an investment company. Mr. Jackson's duties include overseeing investment strategies. Mr. Jackson also currently serves as president of UniNet Technologies Inc., a provider of Internet services. He has held that position since January 1999. From June, 1985 to November, 1987, Mr. Jackson was associated with Geneva Capital Corporation, where his functions included taking companies public on the Vancouver Stock Exchange, the Toronto Stock Exchange, and NASDAQ. He acted as counsel for the company and prepared all offering memoranda, and other legal documents. Mr. Jackson served as a director of Waterloo Resources Inc. from August 1985 to December 1987, Lucky Mines Inc. from August 1985 to December 1987, and Burcon Developments Inc. from December 1987 to August 1988. Waterloo, Lucky Mines and Burcon were all public companies listed on the Vancouver Stock Exchange. Mr. Jackson practiced law from 1966 through 1977.

There are no plans, arrangements, or understandings pending for Console Marketing to acquire or to be acquired by any company.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2002, Console Marketing's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Console Marketing to own beneficially, more than 5% of its common stock, and the shareholdings of all Executive Officers and Directors as a group. Each person has sole voting and investment power with respect to the shares shown.

     =============================================================================
                                                      SHARES OWNED  PERCENTAGE OF
     NAME                                                            SHARES OWNED
     -----------------------------------------------------------------------------
     Michael Jackson                                     3,900,000          90.69%
     President and Director
     Suite 202, 1166 Alberni Street
     Vancouver, BC Canada V6E 3Z3
     All Executive Officers and Directors as a Group     3,900,000          90.69%
     =============================================================================

                            DESCRIPTION OF SECURITIES

The following description of Console Marketing's capital stock is a summary of the material terms of its' capital stock. This summary is subject to and qualified in its entirety by Console Marketing's Articles of Incorporation and bylaws, and by the applicable provisions of Nevada law.

The authorized capital stock of Console Marketing consists of 25,000,000 shares:
23,000,000 shares of Common Stock having a par value of $0.001 per share and 2,000,000 shares of Preferred Stock having a par value of $0.001 per share. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Console Marketing's common stock.

The holders of shares of common stock of Console Marketing do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Console Marketing's directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend


                                Part I - page 6
and does not anticipate declaring a dividend in the immediate future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters except for cumulative voting of Directors. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of Console Marketing, holders are entitled to receive, pro-rata, the net assets of Console Marketing available to shareholders after payment of all creditors and holders of preferred shares.

To the extent that additional shares of Console Marketing's common stock are issued, the relative interests of existing shareholders may be diluted.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

The accounting firm Manning Elliott Chartered Accountants of Vancouver, Canada were employed on a contingent basis in connection with the registration or offering of Console Marketing's common stock.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Console Marketing's Articles of Incorporation provide that it will indemnify its' officers and directors to the full extent permitted by Nevada State law. Console Marketing's bylaws provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Console Marketing or is or was serving at the request of Console Marketing as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Console Marketing pursuant to the forgoing provisions or otherwise, Console Marketing has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


                             DESCRIPTION OF BUSINESS

GENERAL

Console Marketing was incorporated under the laws of the State of Nevada on 19th November 2001 and is in its' early development stage. To date, Console Marketing's only activities have been organizational, directed at acquiring its' principal asset, raising its' initial capital and developing its' business plan. Console Marketing has not yet commenced commercial operations and has to date never earned any revenues. Console Marketing has no full time employees and owns no real estate.

ACQUISITION OF THE SOFTWARE PROGRAM

On November 19th 2001, Console Marketing's shareholders, Michael Jackson, Cecil Morris and John Buddo, in return for 4,300,000 Common shares of Console Marketing's common stock, sold, assigned and transferred to Console Marketing their right, title and interest in their proprietary software program, The TargetBar Console, which they developed at a cost of approximately $50,000 for research and development. Management believes that this consideration is compatible with what they would have received in an arms length transaction. The acquisition will enable Console Marketing to sell, license and distribute TargetBar Console software programs to third party corporations, via the Internet, throughout the world.


                                Part I - page 7

The software program incorporates a Console, which is a "thin client" toolbar, message and personal content delivery mechanism that resides on the windows desktop and becomes the corporation's connection to their customer. Its' purpose on the desktop is twofold; it provides the user with easy access to common Internet tasks and as a vehicle for driving dynamic content to the desktop. The Console can be docked or undocked and minimized to an icon in the window's task tray. It can be optionally opened on startup.

THE SOFTWARE PRODUCT

The business community, in the early stages of development of the Internet, recognized that web-based marketing was important to their marketing strategy but now realizes that it is a separate challenge to have users find their corporate web site, and once they have, to keep them coming back. Console Marketing has acquired a technology solution, the 'TargetBar Console', which addresses this crucial element of retaining customers.

The 'TargetBar Console', is a proprietary software program developed by John Buddo, Michael Jackson and Cecil Morris, which will be licensed to organizations who will offer their customers the opportunity of downloading the software program.

This downloadable console will be customized in appearance for each new client with a new 'skin' containing the corporate look and feel of colors, logo and content relevant to their user group. The console will be an important component of the private label branding solution the Company offers. When branding the interface for a specific group, Console Marketing will be able to offer the console as a method for the Corporation to extend their web site and brand presence to the desktop.

The Exchange Console can be tailored with content and items of specific interest to the user, which can be used in the following manner:

DESKTOP TASKS

Consolidated search engine
--------------------------
A built-in text pane allows the user to easily perform a web search using some of the most popular search engines. Incorporated engines include google.com, lycos.com yahoo.com and msn.com.

Email reader
------------
The user's default e-mail reader can be quickly launched with the click of an icon.

Favorites menu
--------------
The user's Internet favorites can be accessed from an Exchange Console menu. These links are the same as those found in the browser's favorites menu.

DYNAMIC CONTENT

Scrolling ticker
----------------
The Exchange Console incorporates a scrolling ticker that allows news sources to serve news headlines in 'real time'. Ticker items can be clicked to display a full article in a browser window. Moving the cursor over the ticker will pause the scrolling. The ticker can be turned on or off.

Banner ads
----------
Banner ads can be easily displayed on the Exchange Console and linked to web pages. Ads can also be rotated and updated in 'real time'.

Console Marketing will charge organizations for each download or a monthly Licensing fee (whichever is the greater). The Console can also provide quick access to certain features such as notification of pending messages, searches, news etc.


                                Part I - page 8

                         EXAMPLE OF A CORPORATE CONSOLE


                               [GRAPHIC  OMITTED]


THE LICENSES

Console Marketing will design and produce the branded 'skin' for Console Marketing's licensees and shall also provide new product development, website creation and maintenance, marketing and sales. The Licensee's exclusive 'skin' will incorporate the Licensee's corporate logo and other brand content.

Console Marketing expects to charge the Licensees $3,000 for their Console design and development and a minimum licensing fee of $2,000 per month or 10 cents per month per download per user (whichever is the greater). Hence, if 50,000 users download a Licensee's web site, Console Marketing would be paid a licensing fee of $5,000.

The Licensee will offer their clients the opportunity of downloading the TargetBar Console, which will provide corporate information and other content as well as enable the corporation to sell advertising on the console. The Console can also be used by an organization to offer products for sale (at regular or discount prices).

Console Marketing's website is currently being developed but is not yet complete. Console Marketing is finalizing the content, which should be completed within 30 days after the prospectus has been declared effective.

BACKGROUND ON VENDORS

The vendors, Michael Jackson, John Buddo and Cecil Morris, spent the past 12 months developing their proprietary software program, which enables a Web site to offer the Console to their customers by downloading the program.

Michael Jackson is president of the Company and coordinated the development of the software program. (for more information on Mr. Jackson, please refer to 'Directors, Executive Officers, Promoters and Control Persons.)

John Buddo has been involved in project management of Internet software programs for the past 5 years. Mr. Morris is a software consultant resident in South Africa and has been consulting for the past 8 years for the printing industry and more recently for software development on the Internet.

Console Marketing Inc. will, in due course, employ their own web designers to design the Licensee's branded skin.

IMPLEMENTATION OF BUSINESS PLAN: MILESTONES

Console Marketing's specific business plan is to create a web site, hire sales people, develop and implement an advertising campaign, establish an office and generate revenue. Console Marketing intends to employ commissioned salespeople to market the TargetBar Console to corporations who have a subscription base or a database of at least 20,000 customers such as newspaper publishers, magazine publishers, financial institutions, sports teams and music companies etc. Console Marketing will achieve implementation of its business plan by meeting the following milestones:


                                Part I - page 9

     -    MILESTONE 1: Create a Web Site. Console Marketing Inc. will contract
                       ------------------
          with a web designer to design the Company's web site. The cost is estimated at $2,000. This milestone should occur within 30 days after close.

     -    MILESTONE 2: Hire Salespeople. Console Marketing will have to engage
                       -----------------
          salespeople to sell Licenses. Console Marketing expects that it may hire two commissioned salespeople during its' first year of operation. The hiring process would include running advertisements in the local newspaper and /or the Internet and conducting interviews. We anticipate that hiring the salespeople may take four to eight weeks. The cost of hiring the salespeople, not including compensation, is estimated at $4,000. This milestone should occur within 8 weeks after close.

     -    MILESTONE 3: Development of an Advertising Campaign. The next step
                       ---------------------------------------
          would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified as having a strong data or subscription base, and designing and printing sales materials. We anticipate that it would take approximately six to ten weeks to develop the advertising campaign, depending on the availability of resources. The cost of developing the campaign is estimated at approximately $12,000. This milestone should be achieved within 10 weeks after close.

     -    MILESTONE 4: Establish an Office. Console Marketing would establish an
                       --------------------
          office for the sales force and for a web master/web designer. This would include an office, furnitureand equipment such as computers, fax, photocopier, printer and telephones. It is anticipated that it may take four to six weeks to locate acceptable office space and select and purchase equipment. The expense of office rental, salary and equipment is estimated to be $60,000 per year. The bulk of these funds will come from future financing. Prior to establishing a permanent office, the Company will use the premises of Hillcon Developments Ltd., currently occupied by Mr. Jackson. This should happen immediately upon closing. The initial cost of equipment is estimated at $10,000.

     -    MILESTONE 5: Implementation of Advertising Campaign/Sales Calls.
                       ---------------------------------------------------
          Implementation of the advertising campaign would begin with e-mailing of the sales materials to the identified list of prospects. Approximately two weeks thereafter, the salespeople would begin telephone follow-ups. The costs are set out in Milestone 2 above. This should occur within 8 weeks after close.

     -    MILESTONE 6: Achieve Revenues. It is difficult to quantify how long it
                       -----------------
          will take to convert a sales call into actual sales and revenues. Console Marketing will not begin receiving orders until its' sales force is able to convince potential clients that the Console could be a valuable tool to retain customer loyalty. Console Marketing hopes that clients would enter into sub-licensing agreements within weeks of a sales call, but it may take several months before a Licensee enters into a contract. Assuming Console Marketing has received all necessary approvals to begin raising funds by June 2003, and assuming an offering period of approximately one month, in a best case scenario Console Marketing may receive its first revenues as early as September 2003. However, a more realistic estimate of first revenues would be December 2003 or later. The Company expects to sell 50 Licenses in their first 12 months of active operation.

     -    MILESTONE 7: Raise Working Capital. The Company plans to raise a
                       ----------------------
          further $100,000 to achieve further Milestones. This should be undertaken within 12 months from close

As discussed more fully in Management's Discussion and Analysis-Liquidity and Capital Resources section, the expenses of implementing Console Marketing's business plan may exceed the funds raised by this offering, and Console Marketing will raise additional financing through an offering or through capital contributions by its' current shareholders. No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Console Marketing or at all.


                                Part I - page 10

INDUSTRY NEEDS

Growth of the Internet and electronic commerce
----------------------------------------------
The Internet has become an increasingly significant medium for communication, marketing, information and commerce. At the IDC Internet Executive Forum held on September 28-29 1999, IDC stated that "in 1999 US$109 billion in purchases were impacted by the Internet". IDC's vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web.

Management believes that there were 275 million Internet users worldwide in 2000. We believe that this dramatic growth presents significant opportunities for on-line retailers.

Management believes that the biggest problem faced by an Internet website today is retention of customers. With the Internet, there are no more captive customers. The effective organization will be one that develops a structure focused on the needs of its' customers. Corporations spend substantial monies on banner advertising and marketing to acquire customers only to subsequently lose a big portion of these customers to other web sites. In order for a corporation to retain customers, their web sites have to be 'sticky' (i.e. there has to be a reason for the customer to want to stay and return to the site.). They need to be informative, dynamic and fun to visit and use. The Console enables a corporation to offer their customers specific information that a customer wants or needs such as corporate news, general news, big discounts including travel discounts, prizes that can be won, etc. As the Console physically only takes up a small portion of the customer's desktop, the customer would be inclined to keep it open if the content were interesting and/or exciting enough. The Console could also be hidden if the customer needed the entire desktop area for other purposes.

HOW OUR BUSINESS WILL GENERATE REVENUE

Console Marketing will charge organizations wishing to License the Console software a set up cost of $3,000 and a monthly licensing fee of $2,000 or 10 per download per month (whichever is the greater).

Console Marketing would also earn revenue by selling exclusive content to its' customers or otherwise acquiring rights to externally provided content such as on-line investing, financial newsletters and stock quotes, specific sports news, travel information and on-line discount shopping malls which can be re-sold to the Licensee.

If Console Marketing were able to achieve a customer base of 25 Corporations using the system, the company would earn $75,000 in set up fees plus a minimum of $50,000 per month. We expect each salesperson to sell approximately 2 Licenses per month.

COMPETITION

The electronic commerce industry is new, rapidly evolving and intensely competitive, and Console Marketing expects competition to intensify in the future. Hence, the TargetBar Console is a valuable tool that can be used by a retailer or any other corporate entity that wishes to sell to his customer and/or retain the customer by offering valuable information and content. The console creates a nexus between the Licensee and their customer and will develop customer loyalty if content and/or services are valuable to the customer.

There are no other companies, to the knowledge of Console Marketing, that are presently selling this program to third party clients. However, an Internet company, HotBar.com, has developed a similar program which they market under their own brand name. Their business model is based on providing colored 'skins' to a browser's toolbar and links to third party sites where they earn revenue from affiliation programs. Console Marketing is also aware that Visa International has, since February 2001, been using a similar software program to offer their customers special incentive programs.


                                Part I - page 11

Console Marketing's competitors will include:

     - Traditional advertising mediums such as newspaper and magazine advertising.
     -    On-line banner advertising.
     -    Direct sales marketing organizations.
     -    Other companies that will develop a similar console.

Many of Console Marketing's potential competitors may have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Console Marketing has. Competitors have and may continue to adopt aggressive pricing policies and devote substantially more resources to website and systems development than Console Marketing does. Increased competition may result in reduced operating margins and loss of market share.

Console Marketing believes that the principal competitive factors faced by their Licensees are their:

     -    Ability to attract and retain customers;
     -    Breadth of product selection;
     -    Product pricing;
     -    Ability to customize products and information;
     -    Quality and responsiveness of customer service.

Console Marketing believes that the Console can be a valuable tool to enable the Licensee to compete favorably with the competition. However, Console Marketing will have no control over how successful its' Clients and/or their competitors are in addressing these factors.

Console Marketing hopes to attract and retain corporate organizations through the following key attributes of its' business:

     -    By assisting them in designing competitive Consoles and content.
     - Low Costs - Console Marketing intends to charge clients $2,000 per month or 10 per month per download (whichever is the greater) which is, in the opinion of management, an extraordinarily low cost to retain a customer. In a situation where an organization has 50,000 customers who download the Console software, the revenue generated by the organization for Console Marketing would be $5,000 per month.
     - Customer Service. By providing customers with an exceptional and timely service.

REGULATION OF THE INTERNET

In general, existing laws and regulations apply to transactions and other activity on the Internet, however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use but may result in an increase in Console Marketing's sales as corporations find it more important to retain existing customers than find new ones.


                                Part I - page 12

EMPLOYEES

Console Marketing is a development stage Company and currently has one employee, Michael Jackson, its' President who currently manages the Company. Console Marketing looks to Mr. Jackson for his entrepreneurial skills and talents. For a complete discussion of Mr. Jackson's experience, please see "Directors and Executive Officers." Management plans to use consultants, attorneys and accountants as necessary and shall only engage full-time employees as funds become available. Console Marketing may hire commissioned salespeople rather than full time employees. A portion of any employee compensation likely would include the right to acquire stock in Console Marketing, which would dilute the ownership interest of holders of shares of its' common stock.

MATERIAL CONTRACTS

Console Marketing has acquired ownership of the TargetBar Console software program by Purchase Agreement, which is attached hereto as Exhibit 10.1. A Management Agreement with Mr. Jackson is attached as Exhibit 5.0

AVAILABLE INFORMATION AND REPORTS TO SECURITIES HOLDERS

Console Marketing has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Console Marketing and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Console Marketing files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington, D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Console Marketing's filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, Console Marketing will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

The Company will send Annual Reports to their shareholders, which will include audited financial statements.


                                Part I - page 13

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of Console Marketing's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this Prospectus.

This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions are used to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the potential markets for Console Marketing's products. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Console Marketing's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Console Marketing described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Console Marketing's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

RESULTS OF OPERATIONS

During the period from November 19th 2001 through August 31st 2002, Console Marketing has engaged in no significant operations other than organizational activities, acquisition of the TargetBar Console software program and preparation for registration of its' securities under the Securities Act of 1933, as amended. No revenues were received by Console Marketing during this period.

Net losses and accumulated deficits during this period were: $12,106.

For the current fiscal year, Console Marketing anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933 and expenses associated with setting up a company structure to begin implementing its business plan. Console Marketing anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Console Marketing's business plan is to raise working capital and start marketing the TargetBar Console to corporate organizations.

LIQUIDITY AND CAPITAL RESOURCES

Console Marketing is conducting this offering, in part, because it believes that an early registration of its' equity securities will minimize some of the impediments to capital formation that otherwise exist. By having a registration statement in place, Console Marketing believes it will be in a better position, either to conduct a future public offering of its' securities or to undertake a private placement with registration rights, than if it were a completely private company. Registering its' shares will help minimize the liquidity discounts Console Marketing may otherwise have to take in a future private placement of its' equity securities, because investors will have a high degree of confidence that the Rule 144(c)(1) public information requirement will be satisfied, and a public market will exist to effect Rule 144(g) broker transactions. Console Marketing believes that the cost of registering its' securities, and undertaking the affirmative disclosure obligations that such a registration entails, will be more than offset by avoiding deep liquidity discounts in future sales of securities. No specific private investors have been identified, but Console Marketing's management has general knowledge of an investor class interested in investing in companies that can demonstrate a clear path to an early liquidity event.

No commitments to provide additional funds have been made by management or shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Console Marketing or at all. Console Marketing expects to begin earning revenues shortly after a sales force is in place.


                                Part I - page 14

Console Marketing remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Console Marketing's balance sheet as of August 31st 2002 reflects total assets of $1,255. Organizational expenses of $2,356 were paid for by the shareholders and expensed to operations.

Console Marketing Inc. plans to engage one or two commissioned salespeople to commence a marketing campaign to License the TargetBar Console technology. Console Marketing expects to begin earning revenues shortly after a sales force is in place.

Console Marketing's business plan is to raise $106,250 as initial capital and commence marketing the TargetBar Console Licenses to corporate organizations. Console Marketing will engage commissioned salespeople to market the products. Based primarily on discussions with management, Console Marketing believes that during its first 9 months of operation it will require approximately $81,000 to achieve a sustainable sales level where ongoing operations can be funded out of revenues. This capital is intended to cover costs of advertising, hiring and paying two salespeople and administrative expenses.

The net proceeds to Console Marketing from the sale of the 4,250,000 shares of common stock offered by Console Marketing hereby at an assumed initial public offering price of $.025 per share are estimated to be $89,250 after deducting estimated offering expenses of $17,000, which will be paid out of proceeds of the offering. Therefore, if the offering is fully subscribed, Console Marketing should have sufficient capital to launch their business plan.

Console Marketing has no commitments for capital expenditures. The capital requirement for the first 12 months of operations is estimated at $114,000 and the capital requirement for the first 6-month period is estimated at $60,000.

Console Marketing will, in due course, need additional capital to carry out its' business plan. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Console Marketing or at all. If not available, Console Marketing Inc.'s operations would be severely limited, and it would be unable to implement its' business plan, and may fail. Console Marketing has no commitments for capital expenditures.

In the process of carrying out its business plan, Console Marketing may determine that it cannot raise sufficient capital to support the business on acceptable terms, or at all. Console Marketing Inc.'s board of directors has a fiduciary duty to act in the best interests of the corporation and its' shareholders. The board of directors may decide that it is in the best interests of the corporation and its' shareholders to liquidate the business.

Console Marketing is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions other than the TargetBar acquisition (Exhibit 10.1) and the Management Agreement with Mr. Jackson (Exhibit 5.0).


                             DESCRIPTION OF PROPERTY

Console Marketing currently maintains limited commercial office space, occupied by Michael Jackson, for which it pays no rent. Hillcon Developments Ltd. rents their offices on a month-to-month basis. Its' address is Suite 202, 1166 Alberni Street, Vancouver, British Columbia V6E 3Z3, Canada and its' phone number is
(604) 681-1064. Console Marketing does not believe that it will need to obtain additional office space at any time in the foreseeable future until its' business plan is more fully implemented.


                                Part I - page 15

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of Console Marketing, and no owner of five percent or more of Console Marketing's outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for Console Marketing's securities. Console Marketing has no common equity subject to outstanding purchase options or warrants. Console Marketing has no securities convertible into its' common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that Console Marketing has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Console Marketing

As of April 30th 2003, there were 4,300,000 shares of common stock outstanding, held by 3 shareholders of record of which one shareholder is a Director and Officer. Upon effectiveness of the registration statement that includes this prospectus, many of Console Marketing's outstanding shares will be eligible for sale. The shares issued prior to this prospectus will be subject to Rule 144 of the Securities Act of 1933, in addition to providing an exemption for re-sales of securities, restricts sales by affiliates to one percent of the issuer's outstanding stock in any given 3 month period.

To date, Console Marketing has not paid any dividends on its' common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Console Marketing's future earnings, if any, its' financial condition, and other factors as deemed relevant by the Board of Directors.


                             EXECUTIVE COMPENSATION

No officer or director has yet received any remuneration from the Company but Console Marketing has agreed to pay its' President $6,000 per annum for carrying out the day-to-day management responsibilities of the Company. Mr. Jackson has agreed to defer payment until revenue has been earned by the Company. Console Marketing has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Console Marketing has no employment contract or compensatory plan or arrangement with any executive officer of Console Marketing. The director currently does not receive any cash compensation from Console Marketing for his service as a member of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURES

The registrant has made no changes and has no disagreements with the Company's accountants on accounting and financial disclosures.


                              FINANCIAL STATEMENTS

                               Attached - see F-1


                                Part I - page 16

Console  Marketing  Inc.
(A  Development  Stage  Company)


                                                                           Index
Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . . . .  F-1

Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-2

Statement of Operations . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

Statement of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . . . .  F-4

Statement of Stockholders' Deficit. . . . . . . . . . . . . . . . . . . . .  F-5

Notes to the Financial Statements . . . . . . . . . . . . . . . . . . F-6 to F-7

MANNING ELLIOT

CHARTERED ACCOUNTANTS

11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7

Phone: 604.714.3600  Fax: 604.714.3669  Web: manningelliott.com




                          Independent Auditors' Report
                          ----------------------------

To the Stockholders and Board of Directors of Console Marketing Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Console Marketing Inc. (A Development Stage Company) as of August 31, 2002 and the related statements of operations, stockholders' equity and cash flows for the period from November 19, 2001 (Date of Inception) to August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Console Marketing Inc. (A Development Stage Company), as of August 31, 2002, and the results of its operations and its cash flows for the period from November 19, 2001 (Date of Inception) to August 31, 2002, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or started its planned principal business activity. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/  "Manning  Elliott"



CHARTERED  ACCOUNTANTS

Vancouver,  Canada

October  16,  2002

Console Marketing Inc.
(A Development Stage Company)
Balance Sheet
(expressed in U.S. dollars)




                                                                           August 31,
                                                                              2002
                                                                               $
Assets

Currents Assets
  Cash                                                                          1,255
--------------------------------------------------------------------------------------
Total Current Assets                                                            1,255
Intangible Assets (Note 3)                                                          -
--------------------------------------------------------------------------------------
Total Assets                                                                    1,255
======================================================================================


Liabilities and Stockholders' Deficit

Current Liabilities
  Accounts payable                                                                 73
  Accrued liabilities                                                           1,000
  Due to related parties (Note 4)                                               5,538
--------------------------------------------------------------------------------------
Total Current Liabilities                                                       6,611
--------------------------------------------------------------------------------------
Contingent Liability (Note 1)
Stockholders' Deficit
Common Stock: 23,000,000 shares authorized with a par value of $.001;
4,300,000 shares issued and outstanding                                         4,300
Additional Paid-in Capital                                                     (4,300)
--------------------------------------------------------------------------------------
                                                                                    -

Preferred Stock: 2,000,000 shares authorized with a par
value of $.001; none issued                                                         -
Donated Capital (Note 4)                                                        6,750
--------------------------------------------------------------------------------------
                                                                                6,750
Deficit Accumulated During the Development Stage                              (12,106)
--------------------------------------------------------------------------------------
Total Stockholders' Deficit                                                    (5,356)
--------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficit                                         -
======================================================================================

(The accompanying notes are an integral part of the financial statements)

Console  Marketing  Inc.
(A  Development  Stage  Company
Statement  of  Operations
(expressed  in  U.S.  dollars)




                                                                              Accumulated from
                                                                              November 19, 2001
                                                                            (Date of Inception)
                                                                               to August 31,
                                                                                    2002
                                                                                      $
Revenue                                                                                      -
-----------------------------------------------------------------------------------------------

Expenses

  Accounting and legal                                                                    3,000
  Organizational expenses                                                                 2,356
  Value of consulting services donated by a related party                                 4,500
  Value of rent donated by a related party                                                2,250
------------------------------------------------------------------------------------------------
                                                                                         12,106
------------------------------------------------------------------------------------------------
Net Loss                                                                                (12,106)
================================================================================================

Net Loss Per Share - Basic                                                                    -
================================================================================================

Weighted Average Shares Outstanding                                                   4,300,000
================================================================================================

(Diluted loss per share has not been presented as the result is anti-dilutive)


(The accompanying notes are an integral part of the financial statements)

Console  Marketing  Inc.
(A  Development  Stage  Company
Statement  of  Cash  Flows
(expressed  in  U.S.  dollars)




                                                                              Accumulated from
                                                                              November 19, 2001
                                                                            (Date of Inception)
                                                                               to August 31,
                                                                                    2002
                                                                                      $
Cash Flows to Operating Activities

  Net loss                                                                             (12,106)
  Non cash items
    Value of consulting services donated by a related party                              4,500
    Value of rent donated by a related party                                             2,250

  Change in non cash working capital items
    Accounts payable and accrued liabilities                                             1,073
    Owing to a director                                                                  5,538
-----------------------------------------------------------------------------------------------
Net Cash Used by Operating Activities                                                    1,255
-----------------------------------------------------------------------------------------------
Increase in cash                                                                         1,255
Cash - beginning of period                                                                   -
-----------------------------------------------------------------------------------------------
Cash - end of period                                                                     1,255
===============================================================================================

Non-Cash Financing Activities
  A total of 4,300,000 shares were issued for the acquisition
  of a License (Note 3)                                                                      -
===============================================================================================
Supplemental Disclosures
  Interest paid                                                                              -
  Income tax paid                                                                            -

(The accompanying notes are an integral part of the financial statements)

Console Marketing Inc.
(A Development Stage Company)
Statement of Stockholders' Deficit
From November 19, 2001 (Date of Inception) to August 31, 2002
(expressed in U.S. dollars)




                                                                                  Deficit
                                                                                Accumulated
                                                                     Additional During the
                                                    Common Stock      Paid-in   Development
                                                  Shares    Amount    Capital     Stage
                                                     #         $         $          $
Balance - November 19, 2001 (Date
of Inception)                                            -        -         -         -

  Stock issued for "The Targetbar License"       4,300,000    4,300    (4,300)        -

Net loss for the period                                  -        -         -    (4,480)
----------------------------------------------------------------------------------------
Balance - August 31, 2002                        4,300,000    4,300    (4,300)   (4,480)
========================================================================================

(The accompanying notes are an integral part of the financial statements)

Console  Marketing  Inc.
(A  Development  Stage  Company
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)

1.   Development  Stage  Company

     Console Marketing Inc. herein (the "Company") was incorporated in the State of Nevada, U.S.A. on November 19, 2001. The Company's business plan is to market and provide Internet services for a software program (See Note 3) known as the "Targetbar Console" that allows companies to extend and maintain their website presence on a users' desktop while the user is involved in other activities.

     In a development stage company, management devotes most of its activities in implementing its business plan. Planned principal business activities have not yet begun. The ability of the Company to emerge from the development stage with respect to its planned principal business activity is dependent upon its successful efforts to raise equity financing and then to generate profits. There is no guarantee that the Company will be able to raise any equity financing and or become profitable. There is substantial doubt regarding the Company's ability to continue as a going concern.

     The Company will file an SB-2 Registration Statement with the U.S. Securities and Exchange Commission which includes a public offering of 4,250,000 common shares at $.025 per share on a best efforts basis with a minimum subscription of 2,125,000 shares.

2.   Summary of Significant Accounting Policies

     (a)  Year  End

          The  Company's  fiscal  year  end  is  August  31.

     (b)  Long-Lived  Assets

          Costs to acquire long-lived assets are capitalized at their exchange amounts. The carrying value of long-lived assets are evaluated in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring related commercial applications to market, profitability projections and undiscounted cash flows relating to each application, which necessarily involves significant management judgment. Where an impairment loss has been determined the carrying amount is written-down to fair market value. Fair market value is determined as the amount at which long-lived assets could be sold in a current transaction between willing parties.

     (c)  Cash  and  Cash  Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     (d)  Use  of  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.

     (e)  Basic and Diluted Net Income (Loss) Per Share

          The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Console  Marketing  Inc.
(A  Development  Stage  Company
Notes  to  the  Financial  Statements
(expressed  in  U.S.  dollars)

2.   Summary of Significant Accounting Policies (continued)

     (f)  Revenue  Recognition

          The Company recognizes revenue from licensing software in accordance with AICPA Statement of Position No. 97-2, as amended, Software Revenue Recognition and SEC Staff Accounting Bulletin 101. Revenue from the sale of software is recognized upon delivery of the product when persuasive evidence of an arrangement exists, the price is fixed or determinable, collection of the resulting receivable is probable, and product returns can be reasonably estimated. This policy is prospective in nature as the Company has not generated any revenues.


3.   Intangible  Asset

     The Company acquired a proprietary software product known as Targetbar Console. The Company issued 4,300,000 common shares to the vendors for all rights, title and interest to the proprietary product. The shares are to be distributed amongst the three vendors at their discretion. One of the vendors is the President of the Company. The software product was recorded at no value due to the lack of historical cash flow, the lack of an established market for the product and one of the vendors being a non-arms length party and no evidence exists as to their cost of developing the product. However, it is the Company's intention to implement their business plan by hiring commissioned sales staff, developing an advertising campaign, establishing an office, implementing the advertising campaign and begin making sales and licensing the product.


4.   Related  Party  Balances/Transactions

     Related  party  transactions  are  recorded  at  their  exchange  amounts.

     See Note 3 for a software product purchased from a related party with shares of the Company.

     The amounts owing to the President of the Company and a company under his control was for organizational expenses paid on behalf of the Company and is non-interest bearing, unsecured with no fixed terms of repayment.

     The President of the Company has donated services valued at $500 per month and rent valued at $250 per month. These amounts have been charged to operations and treated as donated capital.


5.   Subsequent  Event

     In September 2002, the Company entered into a management agreement with the President of the Company to pay fees of $12,000 per annum over the next three years.

                 PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Console Marketing's Articles of Incorporation provide that it must indemnify its' directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Console Marketing or a fiduciary of an employee benefit plan, or is or was serving at the request of Console Marketing as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

The effect of these provisions is potentially to indemnify Console Marketing's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Console Marketing. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The Bylaws of Console Marketing, filed as Exhibit 3.2, provide that it will indemnify its' officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Console Marketing, absent a finding of negligence or misconduct in office. Console Marketing's Bylaws also permit it to maintain insurance on behalf of its' officers, directors, employees and agents against any liability asserted against and incurred by that person.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following expenses are estimates related to costs of registration

          ==============================================================
                                                              AMOUNT TO
                                                               BE PAID
          --------------------------------------------------------------
          SEC registration fee                                $        9
          Printing and engraving expenses                            100
          Attorney's fees and expenses                            10,000
          Accountant's fees and expenses                           3,000
          Transfer agent's and registrar's fees and expenses         500
          Miscellaneous                                            3,392
                                                              ==========
          TOTAL                                               $   17,000
          ==============================================================

The Registrant will bear all expenses shown above.


                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sale of Console Marketing's securities without registration since its' formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

On November 19th 2001, Console Marketing issued 3,900,000 shares of common stock to Michael Jackson, 200,000 shares of common stock to Cecil Morris and 200,000 shares of


                                Part II - page 17
common stock to John Buddo in compensation for the sale of the TargetBar Console software program. The issuance of the shares was exempt from registration under Rule 506 of Regulation D, sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to the shareholder's status as the founders and initial management of Console Marketing, and their status as accredited investors, and the limited number of investors (three) and the offer and sale of the stock outside the United States.


                                    EXHIBITS

The following exhibits are filed as part of this Registration Statement:

                     EXHIBIT NUMBER    DESCRIPTION
                          3.1          Articles of Incorporation
                          3.2          Bylaws
                          4.1          Specimen Stock Certificate
                          4.2          Stock Subscription Agreement
                          5.0          Management Agreement
                         10.1          Acquisition Agreement
                         23.1          Consent of Independent Auditors


                             Item # 28 UNDERTAKINGS

The Registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities of the securities at that time to be the initial bona fide Offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(4) Provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.`

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                Part II - page 18

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on May 30th 2003.

                              CONSOLE MARKETING INC.

                              By:  /s/ Michael Jackson
                                 -----------------------------------------------
                                   Michael Jackson, President


In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


               SIGNATURE               TITLE               DATE

          /s/ Michael Jackson                          May 30th 2003
          -------------------  ----------------------  -------------
          Michael Jackson      President and Director


                                Part II - page 19